UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

CALIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (707) 766-3000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Calix, Inc. on May 23, 2012, the stockholders approved the following proposals, casting their votes as follows:

Proposal 1:	To elect three directors to the Calix Board of Directors to serve until the 2015 annual meeting of stockholders or until their successors are elected:

Nominee	For	Withheld	Broker Non-Votes
Michael Ashby	33,104,805	1,205,509	7,107,405
Michael Flynn	33,324,610	985,704	7,107,405
Carl Russo	34,089,821	220,493	7,107,405

Proposal 2:	To approve, on a non-binding, advisory basis, the compensation of Calix’s named executive officers:

For	Against	Abstained	Broker Non-Votes
33,437,459	853,851	19,004	7,107,405

Proposal 3:	To ratify the selection of Ernst & Young LLP as Calix’s independent registered public accounting firm for the fiscal year ending December 31, 2012:

For	Against	Abstained
41,125,672	231,772	60,275

Proposal 4:	Withdrawn.

Proposal 5:	To approve an Amended and Restated Employee Stock Purchase Plan (“ESPP”), including an increase to the number of shares of Calix common stock which may be issued under the ESPP:

For	Against	Abstained	Broker Non-Votes
34,035,971	255,933	18,410	7,107,405

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012	CALIX, INC.

	By:	/s/ Michael Ashby
Michael Ashby Chief Financial Officer